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                                                                   EXHIBIT 10.16




                                  AGREEMENT


     This Incentive Stock Option Agreement ("Agreement") dated as of September 12, 1996 by and between COMPLETE BUSINESS SOLUTIONS, INC. ("Company"), a Michigan corporation, having an office at 32605 West 12 Mile Road, Suite 250, Farmington Hills, Michigan 48334 and NANJAPPA VENUGOPAL ("Holder"), an individual.


                                 WITNESSETH:


     WHEREAS, the Company is a privately held Subchapter S corporation;

     WHEREAS, the Complete Business Solutions, Inc. Stock Option Plan was adopted by the Board of Directors on July 10, 1996;

     WHEREAS, the Company has the authority to issue additional shares of the Company's common stock (all of the Company's shares of common stock being hereinafter referred to as "Common Stock");

     WHEREAS, Holder is an employee of the Company and has provided valuable services to the Company.

     WHEREAS, the Company desires to grant Holder an option to purchase a portion of the Company's Common Stock, upon the price, terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the terms and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Option.

         Holder shall have the right, at his sole and absolute option, to purchase on terms and conditions hereinafter set forth, all or any part of the aggregate of 50,000 shares of Common Stock of the Company (collectively, the "Option Shares") at the purchase price of $5.00 per share (each an "Option Price") (the "Option").

     2.  Exercise; Expiration Date.

         (a) EXERCISE: To exercise any portion of the Option, Holder must remain in the continuous employ of the Company, or a subsidiary of the Company for at least one year from the date of this Agreement. After each year of such employment after the date of this Agreement, the employee may purchase a cumulative installment of one third of the Option





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Shares, so that after three years of such employment Holder may purchase all of the Shares. In no event, however, may Holder exercise the Option after 10 years from the date of this Agreement. The Option may be exercised in whole or in part, at the option of Holder by delivering to the Company written notice of Holder's exercise ("Exercise Notice") stating the amount of Option Shares to be purchased thereby, accompanied by either (i) payment to the Company in full, in cash of the aggregate sum due for the Option Shares then being purchased, or
(ii) notice to the Company that Holder elects to borrow the funds for such purchase in accordance with Paragraph 4 below ("Loan Notice"). As soon as practicable thereafter, and in any event within ten (10) business days of the Company's receipt of the Exercise Notice and payment, the Company shall issue and deliver to Holder a certificate representing the Option Shares being purchased pursuant to such Exercise Notice. Each such certificate shall bear the legend or legends required by applicable securities laws as well as such other legends the Company requires to be included on certificates for its Common Stock. Such certificate or certificates shall be deemed to have been issued and Holder or any other persons so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date the Exercise Notice is delivered to the Company. In the case of an exercise for less than all of the Option Shares permitted to be purchased hereunder, the Holder shall reserve the right to exercise its Option at any time and from time to time prior to the Expiration Date for the remainder of the Option Shares.

        (b) Except in the event of the death of the Holder: (1) the Option may not be exercised by the Holder unless the Holder shall have been in the employ of the Company or a subsidiary of the Company continuously from the date of this Agreement to the date of the exercise of the Option; and (2) as soon as the Holder shall for any reason cease to be employed by the Company or a subsidiary of the Company, the Option will automatically terminate to the extent that it has not been previously exercised. No change of employment will affect the Option if after such change the Holder continues to be an employee of the Company or a subsidiary of the Company.

        (c) EXPIRATION DATE: The term "Expiration Date" shall mean the earlier of 90 days following the date on which holder is no longer an employee of the Company or ten (10) years from the date hereof, at 5:00 P.M. Detroit time on such date or if such date shall be a federal holiday, a Saturday or a Sunday, then 5:00 P.M. Detroit time the next following day which is not a federal holiday, a Saturday or a Sunday.

     3. Repurchase Rights.

        If Holder's employment with the Company is terminated for any reason, the Company shall have the right, but not the obligation, for a period of 60 days after such termination to repurchase any shares of the Company owned by Holder. Such repurchase right shall expire and be null and void at such time as the Company has filed a registration statement to issue additional shares or is otherwise listed on any public exchange. The shares shall be repurchased from Holder at their fair value as mutually determined between Company




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and Holder, provided, however, that if such shares shall have been acquired by the Holder less than one year before the date of the Holder's termination of employment, then the Company shall have the right to purchase such shares, for a period of sixty days after the end of such one year period at a price equal to the fair market value of the shares at the date of the expiration of the one year period. In the absence of agreement between the parties as to the fair value of the shares, Holder or the Company may request the auditor of the Company to select a recognized valuation firm to determine the fair value of the shares to be repurchased. The selection of a valuation firm and the determination of the valuation firm shall be final and binding on the parties.


     4. Loan

        At Holder's sole and absolute discretion as exercised by the Loan Notice, Holder shall have the right from time to time and at any time to borrow from the Company the necessary funds to purchase the Option Shares. In such event, the Company shall loan to Holder and Holder shall borrow from the Company, the aggregate sum of money required to buy the Option Shares then being purchased ("Loan"), which Loan shall be upon terms and conditions to be mutually agreed upon by the parties hereto except that the following shall apply to any and each such Loan: (i) the interest rate shall be no more than the "prime rate of interest" as set forth in the Wall Street Journal on the date of the Exercise Notice or if the Wall Street Journal shall not exist at such time, such comparable publication publishing the "prime rate of interest", (ii) the Loan shall have a term of not less than two (2) years, (iii) the Loan shall be repaid at "interest only" until the maturity date of the Loan at which time the principal shall be due, such interest to be paid no more frequently than semi-annually but no interest shall be paid on interest, and (iv) the Loan shall be with recourse to the Holder and the Company shall have a security interest in Holder's Option Shares.

     5. Holder's Income Tax Coverage.

        For so long as the Company shall be a Subchapter S corporation, the Company agrees that notwithstanding any of its distributions, dividends or payments made to the shareholders of the Company, the Company shall make a distribution of income to Holder after any exercise of the Option, an amount not less than Holder's federal, state and local personal income tax liability in the aggregate as a result of the Company's income for the preceding calendar year. Distributions will be made on a pro-rata basis based upon percentage ownership of stock of the Company. Nothing in this Agreement is intended to create a second class of stock in accordance with Section 1361 (b) (1) (D) of the Internal Revenue Code of 1986 as amended, which would result in the termination of the Company's S Corporation election. Any provision in this Agreement which is deemed to create such a second class of stock is null and void.

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     6. Change of Ownership Protection.

        If fifty percent (50%) or more of the ownership of the Company is transferred, sold or otherwise disposed of in one (1) or more transactions, then as part of such transfer, sale or other disposition, any and all shares of Common Stock held by Holder shall be simultaneously transferred, sold or disposed of therewith at a per share price no less than the highest per share price paid for the other shares of Common Stock then being transferred, sold or otherwise disposed of.

     7. Assignability.

        The Option granted herein may not be assigned, transferred, sold or otherwise disposed of by Holder without the prior written consent of the Company other than by Will or by the laws of descent and distribution.

     8. Reservation of Shares.

        The Company covenants that it will, at all times, reserve and keep available out of its authorized Common Stock solely for the purpose of issuance upon exercise of the Option, such number of shares of Common Stock as shall then be issuable upon the exercise of the Option. The Company agrees that all Option Shares shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

     9. Loss or Mutilation.

        Upon receipt by the Company of reasonable evidence of the loss, theft, destruction, or mutilation of this Agreement, the Company shall execute and deliver in lieu thereof a new Agreement representing an equal number of Option Shares exercisable thereunder.

    10. Transfer Taxes; Expenses.

        The Company shall pay any and all brokerage fees, transfer taxes and expenses incidental to the sale or exercise of the Option or the sale of the underlying Option Shares and shall pay all the fees and expenses of any special attorneys or accountants retained by it in connection therewith.



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     11.  Employment.

          Nothing contained in this Agreement shall confer on Holder any right to continue in the employ of the Company or any of its subsidiaries or shall interfere in any way with the absolute right of the Company or its subsidiaries (which is hereby confirmed by Holder) to terminate Holder's employment or change Holder's responsibilities, duties or compensation at any time.

     12.  Notice.

          Any notice and other communication given pursuant to the provisions of this Agreement shall be in writing and shall be given (i) by mailing the same by certified mail or registered mail, return receipt requested, postage prepaid,
(ii) by hand, providing for receipted delivery, or (iii) by reputable overnight courier providing for receipted delivery. Except as may be expressly otherwise provided in this Agreement, any such notice or other communication given by mail shall be deemed given two (2) business days after same is mailed and any such notice or other communication given by hand or overnight courier as aforesaid shall be deemed given when received or when receipt is refused. If sent to the Company, such notices or other communication shall be sent to the Company at 32605 West 12 Mile Road, Suite 250, Farmington Hills, Michigan 48334, or at such other address or addresses as the Company may hereafter designate by notice to Holder. If sent to Holder, such notices or other communications shall be sent to 1885 Midchester Drive, West Bloomfield, Michigan 48324 or at such other address or addresses as Holder may hereafter designate by notice to the Company.

     13.  Governing Law.

          This Agreement shall be governed by and construed in accordance with, the laws of the State of Michigan, without reference to the conflicts of laws.

     14.  Nonqualification.

          Notwithstanding anything to the contrary contained herein, the Company shall have no liability, responsibility or obligation of any kind if any or all of the Option does not qualify as an "Incentive Stock Option" within the meaning of Section 422 (b) of the Internal Revenue Code of 1986, as amended.

     15.  Successors and Assigns.

          This Agreement shall inure to the benefit of the Company and Holder and their respective successors and permitted assigns.




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     16.  Confidentiality.

     This Agreement and its terms and conditions is deemed to be Confidential Information. Holder agrees not to disclose any such Confidential Information to any third party other than to Holder's spouse or to Holder's tax, financial and legal advisors without the express written consent of the Company. It is understood that Confidential Information does not include information that is in or subsequently becomes part of the public domain through no fault of the Holder or information that is obligated to be produced under order of a court of competent jurisdiction.

     17.  Entire Agreement.

     This Agreement constitutes the entire agreement of the Company and Holder as to its subject matter.

     18.  Counterparts.

     This Agreement may be executed in duplicate originals, each of which when taken together shall be deemed an original.

     19.  Amendment.

     This Agreement may not be modified except in a writing signed by both parties hereto.

                                COMPLETE BUSINESS SOLUTIONS, INC.

                                By: /s/ Rajendra B. Vattikuti
                                    -----------------------------
                                    Name:   Rajendra B. Vattikuti
                                    Title:  President


                                    /s/ Nanjappa Venugopal
                                    -----------------------------
                                              Holder





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